UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 9, 2006

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     651-293-2233

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, Ecolab Inc. (“Ecolab”) has adopted SFAS 123(R), the new accounting standard for expensing stock options, effective as of the fourth quarter 2005, using the modified retrospective application method for all prior periods.  Accordingly, as part of the transition to the new standard, all prior period financial statements have been restated to recognize share-based compensation expense historically reported in the Notes to our Consolidated Financial Statements.  Ecolab also adjusted its previously announced EPS guidance for the fourth quarter and full year ended December 31, 2005 to reflect SFAS 123(R), and to reflect the previously announced $0.01 per share tax charge anticipated for repatriation of foreign earnings under the American Jobs Creation Act of 2004.  In addition, Ecolab issued EPS guidance for 2006.

SFAS 123(R) Information Published On-line

Ecolab has posted restated financial information on our website at www.ecolab.com/investor, and the same information is furnished as Exhibits (99)B – (99)E of this report.  This restated information reflecting SFAS 123(R) is comprised of unaudited income statement, balance sheet and cash flow information for the years ended December 31, 1995 through 2004, as well as unaudited comparative financial data for the fourth quarter and year ended December 31, 2004 and the quarterly periods ended March 31, June 30 and September 30, 2005.

Adjusted 2005 EPS Guidance

Following adjustment for previously announced items, Ecolab expects diluted earnings per share in the $0.26 to $0.28 range for the fourth quarter 2005 (which includes a $0.04 per share charge for option expense and $0.01 per share charge for repatriation of foreign earnings) and in the $1.22 to $1.24 range for the full year 2005 (which includes a $0.10 per share charge for option expense and $0.01 per share charge for repatriation of foreign earnings).  These results compare with restated diluted earnings per share of $0.22 for the fourth quarter of 2004 and $1.09 for the full year 2004.

2006 EPS Guidance

On January 9, 2006, Ecolab also announced that it expects diluted earnings per share for the year ending December 31, 2006 to rise double-digits to the $1.38 to $1.42 range. This would compare with the $1.22 to $1.24 range expected for the full year 2005.  Included in both projections is an annual charge of approximately $0.10 per share for SFAS 123(R).

A copy of the News Release issued by Ecolab in connection with this report under Item 7.01 is attached as Exhibit (99)A.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibits are furnished pursuant to Item 7.01 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

(99)A.                                                               Ecolab Inc. News Release dated January 9, 2006.

B.                                                             Unaudited statement of income information restated for SFAS 123(R) for the years ended December 31, 1995 through 2004.

C.                                                             Unaudited balance sheet information restated for SFAS 123(R) as of December 31, 1995 through 2004.

D.                                                            Unaudited cash flow information restated for SFAS123(R) for the years ended December 31, 1995 through 2004.

E.                                                              Unaudited comparative financial data restated for SFAS123(R) for the fourth quarter and year ended December 31, 2004 and for the quarterly periods ended March 31, June 30 and September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 9, 2006	By:	/s/Timothy P. Dordell
By: Timothy P. Dordell
Its: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99) A.	Ecolab Inc. News Release dated January 9, 2006.	Filed herewith electronically.

B.	Unaudited statement of income information restated for SFAS 123(R) for the years ended December 31, 1995 through 2004.	Filed herewith electronically.

C.	Unaudited balance sheet information restated for SFAS 123(R) as of December 31, 1995 through 2004.	Filed herewith electronically.

D.	Unaudited cash flow information restated for SFAS123(R) for the years ended December 31, 1995 through 2004.	Filed herewith electronically.

E.	Unaudited comparative financial data restated for SFAS123(R) for the fourth quarter and year ended December 31, 2004 and for the quarterly periods ended March 31, June 30 and September 30, 2005.	Filed herewith electronically.